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                  CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement on Form S-2 of our report dated June 19, 1998, on our audits of the consolidated financial statements of Redwood Bancorp and Subsidiaries. We also consent to the reference to our firm under the captions "Experts".

                                 /s/ Coopers & Lybrand, L.L.P.


San Francisco, California
June 30, 1998